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                                                                   Exhibit 10.5

                              SECONDMENT AGREEMENT

     THIS AGREEMENT, is made as of April ___, 2001, by and among CableTel Management, Inc., a Colorado corporation (the "Company"), Timothy A. Samples, a U.S. citizen and resident of the United Kingdom (the "Executive") and CompleTel Headquarters UK Ltd. , a company with limited liability organized under the laws of the United Kingdom ("CompleTel UK").

                                    RECITALS

     A. The Executive is currently employed by the Company pursuant to an Employment Agreement by and between the Executive and the Company dated as of February 26, 2001 ("Employment Agreement").

     B. CompleTel UK is a wholly owned subsidiary of CompleTel Europe, N.V., a Netherlands public company ("CompleTel Europe"), and performs management services for CompleTel Europe and its other subsidiaries.

     C. The Company wishes to second the Executive to CompleTel UK for a limited period of time, the Executive is willing to be seconded and CompleTel UK wishes to use the services of the Executive for a limited period of time; and

     D. The Company and CompleTel UK wish to enter into an agreement governing the terms and conditions of the secondment.

                                    AGREEMENT

     In consideration of the rights and obligations created hereunder, the parties agree as follows:

     1.     SECONDMENT.

            (a) The Company agrees to second the Executive, the Executive agrees to be seconded, and CompleTel UK agrees to use the services of the Executive, pursuant to the terms of the Employment Agreement.

            (b) The parties agree that, during the Secondment Period: (i) the Executive shall remain an employee of the Company and the Company shall continue to pay the Executive the salary and the other benefits set forth in the Employment Agreement; and (ii) CompleTel UK shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with the performance of his services to CompleTel UK consistent with CompleTel UK's policy.

     2. NON-COMPETE. Executive represents and warrants that, to the best of his knowledge after a review of his personal files, he has the full right and authority to enter into the

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Employment Agreement and this Agreement and to render the services required under the Employment Agreement and this Agreement, and that by signing the Employment Agreement and this Agreement and rendering such services he is not breaching any contract or legal obligation he owes to any third party; PROVIDED that neither CompleTel UK nor CompleTel Europe shall require Executive to use any trade secrets of any former employer. Neither Executive nor CompleTel UK believe that any such trade secrets exist or, if they do, that they would be necessary for Executive to perform fully his services to CompleTel UK and CompleTel Europe hereunder.

            Notwithstanding the foregoing, in the event a claim or action is brought against Executive by his immediate preceding Employer (the "Employer") based on post-termination restrictions contained in the his employment agreement with said Employer, CompleTel UK agrees to assume the reasonable legal costs and expenses directly related to any such claim or action and to indemnify the Company against any costs and liabilities associated therewith. Executive will notify CompleTel UK and the Company immediately of any such claim or action, and CompleTel UK shall retain counsel of its choice, in consultation with the Executive, and will assist Executive in the defense of such action or claim. If requested, Executive agrees to execute a joint defense agreement, as presented by CompleTel UK.

     3.     SERVICE FEE.

            (a) In exchange for the Executive's performance of services for CompleTel UK, CompleTel UK agrees to pay a service fee to the Company equal to the cost to the Company of the Executive's compensation as set forth in paragraph 1(b) above pursuant to the terms and conditions of that Joinder Agreement to the Amended and Restated Management Services Agreement by and among CompleTel UK and the Company, as it may from time to time be amended to include any employer social taxes including UK employer National Insurance contributions. The Company shall provide CompleTel UK with monthly documentation of such fee, with a final reconciliation to be performed on an annual basis within 120 days of the end of the calendar year.

            (b) The Company shall invoice CompleTel UK monthly for the service fee for the previous month. CompleTel UK agrees to pay all such invoices promptly, but not later than thirty days after CompleTel UK receives such invoices in accordance with the other payment instructions thereon.

     4. TERMINATION. This agreement shall terminate upon the termination of the Employment Agreement.

     5. INDEMNIFICATION. In connection with the secondment, CompleTel UK shall at all times provide, and shall cause CompleTel Europe to provide, for the indemnification (to the extent permitted by applicable law) of Executive for cost and liabilities incurred in litigation against Executive in his capacity with CompleTel UK hereunder or as an officer or director of CompleTel Europe and its subsidiaries.

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     6.     SURVIVAL. The rights and obligations of the parties hereto shall survive the term of the Executive's secondment under this Agreement to the extent that any performance is required under this Agreement after the expiration or termination of such term.

     7. NOTICES. All notices, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time the same is delivered in person, sent by facsimile at the appropriate number indicated below with electronic confirmation of receipt, or mailed by registered or certified mail addressed as follows:

            To the Company:   CableTel Management, Inc.
                              6300 South Syracuse Way, Suite 355
                              Englewood, CO  80111
                              Fax: + 303-741-4823
                              Attn: James E. Dovey

            To CompleTel UK:
                              -------------------------------

                              -------------------------------

                              -------------------------------
                              Fax: +
                                    -------------------------

                              Attn:
                                    -------------------------

            To the Executive: Tim Samples

                              -------------------------------

                              -------------------------------

     Any party wishing to change the address to which notices, requests, demands and other communications under this Agreement shall be sent, shall give written notice of such change to the other parties.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, CompleTel UK, and their successors and assigns, including, without limitation, any person, partnership, corporation or other entity which may acquire all or substantially all of the Company's or CompleTel UK's assets and business or into or with which the Company or CompleTel UK may be merged or consolidated, and upon the Executive, his heirs, executors, administrators and legal representatives. The Executive shall not have any right to commute, anticipate, encumber, assign or dispose of his right to any payment under this Agreement prior to receipt thereof and shall not have the right to assign his obligations under this Agreement.

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     9.     ARBITRATION.

            (a) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules"). The arbitration shall take place in London and shall be conducted by a sole arbitrator selected by the parties to this agreement or, if the parties fail to agree on an arbitrator within the time period permitted for such agreement under the Rules, selected in accordance with the Rules. The arbitration shall be conducted in English.

            (b) The Company may, without any inconsistency with the Arbitration provisions of this Agreement, seek from a court any interim or preliminary injunctive relief that may be necessary to protect the Company's rights to protect confidential or proprietary information or prevent competition or solicitation by Executive in contravention of this Agreement pending the arbitrator's determination of the merits of the controversy. In any such injunctive proceeding, Executive acknowledges access to certain confidential and proprietary information is subject to potential misuse in a manner that could cause irreparable damage to the Company.

     10. GOVERNING LAW. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Colorado, United States of America, subject to any United Kingdom labor law provisions that may apply in the case of an employee seconded to the United Kingdom by an employer not established in the United Kingdom.

         11. WAIVER. The failure of either party to insist in any one or more instances upon performance of any term, covenant or condition of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect to such term, covenant or condition shall continue in full force and effect.

     12. SEVERABILITY. Each provision of this Agreement shall be interpreted where possible in a manner necessary to sustain its legality and enforce ability. The unenforceability of any provision of this Agreement in a specific situation, or the unenforceability of any portion of any provision of this Agreement in a specific situation, shall not affect the enforceability of (a) that provision or portion of provision in another situation or (b) the other provisions or portions of provisions of this Agreement if such other provisions or the remaining portions could then continue to conform with the purposes of this Agreement and the terms and requirements of applicable law.

     13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings between the Company, the Executive and CompleTel UK. This Agreement shall not be amended orally, but only by a written instrument executed by each party to this Agreement.

                                    * * * * *

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     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                        COMPANY:
                                        CableTel Management, Inc.


                                        By:
                                           ------------------------------------
                                           William H. Pearson
                                           Its: Chief Executive Officer


                                        COMPLETEL UK:
                                        CompleTel  Headquarters UK Ltd.


                                        By:
                                           ------------------------------------
                                           Its: Manager

                                        EXECUTIVE:


                                        ---------------------------------------
                                        Timothy A. Samples